Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-218956

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	$325,000,000	$40,462.50

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-218956) filed on June 23, 2017.

Prospectus Supplement to Prospectus Dated June 23, 2017

325,000 Shares

Voya Financial, Inc.

6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A

Voya Financial, Inc. (“Voya Financial” or the “Company”) is offering 325,000 shares of its 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, $1,000 liquidation preference per share (the “Series A Preferred Stock”).

Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis semi-annually in arrears on the 15th day of March and September of each year, commencing on March 15, 2019. Dividends will accrue on the stated amount of $1,000 per share (i) from the date of original issue to, but excluding, September 15, 2023 at a fixed rate per annum of 6.125% and (ii) from, and including, September 15, 2023, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.358%. Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividends on the Series A Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series A Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and will not be payable. If the Company’s board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, the Company will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

The Company may, at its option, redeem the Series A Preferred Stock, (a) in whole but not in part, at any time, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $1,020 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, on September 15, 2023 or any subsequent reset date (as defined elsewhere in this prospectus supplement), in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. See “Description of the Series A Preferred Stock — Optional Redemption.”

The Series A Preferred Stock will not have voting rights, except as set forth under “Description of the Series A Preferred Stock —Voting Rights.”

The Series A Preferred Stock are a new issue of securities with no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system.

Investing in the Series A Preferred Stock involves risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in “Item 1A. Risk Factors” of our 2017 Form 10-K (as defined herein) for a discussion of matters to consider in connection with an investment in the Series A Preferred Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to the Public (1)	$1,000	$325,000,000
Underwriting Discount	$15.50	$5,037,500
Proceeds, before expenses, to Voya Financial, Inc.	$984.50	$319,962,500

(1)

The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be September 12, 2018.

The underwriters expect to deliver the Series A Preferred Stock in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about September 12, 2018.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Credit Suisse	RBC Capital Markets
BNP PARIBAS		PNC Capital Markets LLC

Senior Co-Managers

Barclays	BMO Capital Markets	Citigroup	ICBC Standard Bank	ING	J.P. Morgan

MUFG	Mizuho Securities	SunTrust Robinson Humphrey	US Bancorp	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC	COMMERZBANK	Goldman Sachs & Co. LLC	Morgan Stanley	nabSecurities, LLC

Natixis	Scotiabank	The Williams Capital Group, L.P.	UniCredit Capital Markets

Prospectus Supplement dated September 5, 2018.

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide any other information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell the Series A Preferred Stock only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein or therein by reference is accurate only as of the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements.

Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations, (x) changes in the policies of governments and/or regulatory authorities, (xi) our ability to successfully manage the separation of the annuities business now owned by Venerable Holdings, Inc., including the transition services, on the expected timeline and economic terms and (xii) the results of our annual review and update of actuarial assumptions. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” and “Business-Closed Blocks-CBVA” in our 2017 Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” in our 2018 First Quarter Form 10-Q and 2018 Second Quarter Form 10-Q, and the other filings we make with the SEC, in each case that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

The risks included here are not exhaustive. Current Reports on Form 8-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-3 (File No. 333-218956) relating to the Series A Preferred Stock. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at investors.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. You may read and copy any document we filed with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov. We have included the SEC’s website address only as an inactive textual reference and do not intend it to be an active link to its website. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K), until the termination of the offering of securities by this prospectus supplement and the accompanying prospectus:

(1)	Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23, 2018 (the “2017 Form 10-K”);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018 (the “2018 First Quarter Form 10-Q”);

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 6, 2018 (the “2018 Second Quarter Form 10-Q”);

(4)

Current Reports on Form 8-K filed on January 17, 2018 (Item 8.01 and Item 9.01 only), January 19, 2018, January 23, 2018 (Item 1.02, Item 2.03 and Item 9.01 only), January 30, 2018, February 21, 2018, May 31, 2018, June 7, 2018, July 30, 2018 and September 4, 2018 (Item 8.01 only); and

(5)	Portions of Definitive Proxy Statement on Schedule 14A, filed on April 12, 2018, that are incorporated by reference into Part III of our 2017 Form 10-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230

S-iii

Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at investors.voya.com. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding Voya Financial, Inc.’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-218956), that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, we use in this prospectus supplement the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation, we use the terms “Voya Holdings” to refer to Voya Holdings Inc., a Connecticut corporation and our wholly owned subsidiary, and we use the terms “Voya Financial,” “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

On April 7, 2014, we changed our name from “ING U.S., Inc.” to “Voya Financial, Inc.,” and on September 1, 2014 Voya Holdings changed its name from “Lion Connecticut Holdings Inc.” to “Voya Holdings Inc.” Accordingly, all reference to “ING U.S., Inc.” or “Lion Connecticut Holdings Inc.” in the documents incorporated by reference herein shall be deemed to refer to “Voya Financial, Inc.” and “Voya Holdings Inc.,” respectively.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

This prospectus supplement includes certain non-GAAP financial measures. In particular, it includes adjusted operating earnings before income taxes. We believe that adjusted operating earnings before income taxes provides a meaningful measure of our business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. We use the same accounting policies and procedures to measure adjusted operating earnings before income taxes as we do for the most directly comparable U.S. GAAP measure, income (loss) from continuing operations before income taxes. Adjusted operating earnings before income taxes does not replace income (loss) from continuing operations before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both income (loss) from continuing operations before income taxes and adjusted operating earnings before income taxes when reviewing our financial and operating performance.

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SUMMARY

This summary may not contain all the information that may be important to you. This summary should be read together with this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risk factors and the financial statements and related notes, before making an investment decision, as well as “Risk Factors” in our 2017 Form 10-K.

About Voya Financial, Inc.

We are a premier retirement, investment and insurance company serving the financial needs of approximately 14.7 million individual and institutional customers in the United States as of December 31, 2017. Our vision is to be America’s Retirement CompanyTM. Our approximately 6,300 employees (as of December 31, 2017) are focused on executing our mission to make a secure financial future possible — one person, one family and one institution at a time. Through our retirement, investment management and insurance businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200. Our website address is www.voya.com. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement.

Recent Developments

Debt Tender Offers

Concurrently with this offering, we commenced two cash tender offers (the “Tender Offers”) to (i) purchase any and all of the 7.250% Voya Holdings debentures due 2023, 7.625% Voya Holdings debentures due 2026, and 6.970% Voya Holdings debentures due 2036 (collectively the “Voya Holdings Debentures”) and (ii) purchase up to the maximum aggregate principal amount of the Company’s 5.500% senior notes due 2022 (the “2022 Notes” and together with the Voya Holdings Debentures, the “Tendered Debt Securities”) that we can purchase for an amount equal to the excess, if any, of $325 million over the amount paid to purchase the Voya Holdings Debentures validly tendered and accepted for purchase in the corresponding Tender Offer, in each case exclusive of any cash payment for accrued interest from the most recent interest payment date to, but excluding, the date we repurchase the Tendered Debt Securities. The Tender Offers will expire at 11:59 p.m. (New York City time), on October 1, 2018, unless extended or earlier terminated by us.

The Tender Offers are subject to a number of conditions that may be waived or changed. This offering is not conditioned on the completion of the Tender Offers, but the receipt of the proceeds from this offering or other issuance of equity securities sufficient to purchase the Tendered Debt Securities in the Tender Offers is a condition to the completion of the Tender Offers.

We intend to use the net proceeds from the sale of the shares of Series A Preferred Stock offered by this prospectus supplement to purchase the Tendered Debt Securities and to pay other related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Debt Securities or to pay related fees and expenses may be used to redeem all or a portion of the 2022 Notes not tendered or not purchased in the corresponding Tender Offer or for general corporate purposes. If for any reason we purchase less than $300 million principal amount of Tendered Debt Securities, we currently intend to use net proceeds from this offering, together with cash on hand, to redeem all or a portion of the $363.1 million outstanding principal amount of the 2022 Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2022 Notes. The underwriters or their affiliates may hold a portion of the Tendered Debt Securities and accordingly may receive a portion of the net proceeds of this offering.

Since the Tendered Debt Securities and any redeemed 2022 Notes will be retired before their maturity, unamortized deferred costs will be written off and other debt extinguishment costs related to the retirement of the Tendered Debt Securities and any redeemed 2022 Notes will be recognized in the period of extinguishment.

This prospectus supplement and the accompanying prospectus is not an offer to purchase or a solicitation of an offer to sell any of the Tendered Debt Securities, as the Tender Offers are only being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 4, 2018, and the related Letter of Transmittal. We cannot assure you that the Tender Offers will be completed in accordance with their terms or at all, or that a significant principal amount of the Tendered Debt Securities will be validly tendered and accepted for purchase in the Tender Offers on the terms we describe in the Offer to Purchase or at all.

Third Quarter Actuarial Assumptions Update

Consistent with our historical practice, we are currently engaged in our annual review and update of actuarial assumptions. The results of this review and update will be reflected in our financial results for the quarter ending September 30, 2018, which we currently plan to report on October 30, 2018.

Because our review and update of actuarial assumptions is not yet complete, we do not know at this time the full effect of this work on our financial results. Based on the work we have done to date, however, we currently believe that our update of actuarial assumptions will include an update for anticipated increases in premium payable under certain third-party reinsurance treaties or, in some cases, recapture in lieu of such increases. Although these increases in premium or recaptures, as the case may be, have not yet been agreed to or become effective, and may not ever become effective, our current best estimates include an increase in future reinsurance premium or recapture of certain ceded business.

We currently estimate that updating our actuarial assumptions for increased reinsurance premium or recapture of business will result in a charge for unfavorable unlocking of deferred acquisition costs, value of business acquired, and other intangibles of between $150 million and $200 million, which will be recognized in our US GAAP financial results for the quarter ending September 30, 2018. We would also increase our reserves in connection with these updates. These estimates do not include the effect of any other updates to our actuarial assumptions, which may offset (in whole or part) or increase the total US GAAP charge that will be recognized, and may also cause us to further increase, or to reduce, our reserves.

The Offering

The following is a description of the material terms of the 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”). Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Series A Preferred Stock” section of this prospectus supplement contains a more detailed description of the terms and conditions of the Series A Preferred Stock. As used in this section, “Voya Financial,” “Company,” “we,” “our,” and “us” refer to Voya Financial, Inc. and not to its consolidated subsidiaries.

Issuer	Voya Financial, Inc.

Securities Offered	325,000 shares of 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, $1,000 liquidation preference per share, of Voya Financial, Inc. (the “Series A Preferred Stock”).

We may at any time and from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock either through public or private sales that would be deemed to form a single series with the Series A Preferred Stock offered hereby, provided that such additional shares are fungible for U.S. federal income tax purposes with the Series A Preferred Stock offered hereby. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series A Preferred Stock.

Dividends	Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends.

Any such dividends will accrue on the stated amount of $1,000 per share (i) from the date of original issue to, but excluding, September 15, 2023 (the “First Call Date”) at a fixed rate per annum of 6.125% and (ii) from, and including, the First Call Date, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.358%. Any such dividends will be distributed to holders of the Series A Preferred Stock in the manner described under “Description of the Series A Preferred Stock — Dividends.”

A “reset date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the First Call Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.

Dividends on the Series A Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series A Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If the Company’s board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, the Company will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series A Preferred Stock and will end on, but exclude, the March 15, 2019 dividend payment date.

So long as any Series A Preferred Stock remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid, we may not (i) declare or pay a dividend on our common stock or any other shares of our junior stock or (ii) purchase, redeem or otherwise acquire for consideration any common stock or junior stock, subject to certain limited exceptions. See “Description of the Series A Preferred Stock — Dividends.”

Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividend Payment Dates	The 15th day of March and September of each year, commencing on March 15, 2019. If any dividend payment date is not a business day (as defined below), then such date will nevertheless be a dividend payment date, but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day, without any adjustment in the amount of the dividend per share of Series A Preferred Stock. “Business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

Optional Redemption	The Series A Preferred Stock is perpetual and has no maturity date.

The Company may, at its option, redeem the Series A Preferred Stock, (a) in whole but not in part, at any time, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $1,020 per share of Series A Preferred Stock (102% of the stated amount of $1,000 per share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time, within

90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, on the First Call Date or any subsequent reset date, in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.

Ranking	The Series A Preferred Stock:

•	will rank senior to our junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up; and

•

will rank equally with each other series of our preferred stock that we may issue (except for any senior series that may be issued with the requisite vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock)), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up.

We will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution equal to the stated amount of $1,000 per share of Series A Preferred Stock plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series A Preferred Stock and any parity stock and only to the extent of the Company’s assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series A Preferred Stock — Liquidation Rights.”

Voting Rights	Holders of the Series A Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred Stock and as otherwise required by applicable law. See “Description of the Series A Preferred Stock — Voting Rights.”

Maturity	The Series A Preferred Stock does not have any maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, shares of Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive and Conversion Rights	None.

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $319.0 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. Concurrently with this offering, we commenced the Tender Offers. We intend to use the net proceeds of this offering to purchase the Tendered Debt Securities and to pay other related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Debt Securities or to pay related fees and expenses may be used to redeem all or a portion of the 2022 Notes not tendered or not purchased in the corresponding Tender Offer or for general corporate purposes. If for any reason we purchase less than $300 million principal amount of Tendered Debt Securities, we currently intend to use net proceeds from this offering, together with cash on hand, to redeem all or a portion of the $363.1 million outstanding principal amount of the 2022 Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2022 Notes. The underwriters or their affiliates may hold a portion of the Tendered Debt Securities and accordingly may receive a portion of the net proceeds of this offering. See “Use of Proceeds.”

No Listing	The Series A Preferred Stock will be a new issue of securities for which currently there is no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system.

Transfer Agent, Registrar and Dividend Disbursing Agent	Computershare, Inc.

Calculation Agent	Unless we have validly called all shares of Series A Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding the First Call Date.

Risk Factors	Before investing in the Series A Preferred Stock, you should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and incorporated by reference herein or therein, including the discussions under “Risk Factors” beginning on page S-11 and in “Risk Factors” in our 2017 Form 10-K, which is incorporated by reference herein.

Summary Consolidated Financial Data

The following summary consolidated financial data for the years ended December 31, 2017, 2016 and 2015 and as of December 31, 2017 and 2016 are derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following summary consolidated financial data for the six months ended June 30, 2018 and 2017 and as of June 30, 2018 have been derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The results of operations for the six months ended June 30, 2018 are not necessarily indicative of the results that might be expected for future interim periods or for the full year ended December 31, 2018.

Prospective investors should read these summary consolidated financial data together with the other information in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes in our 2017 Form 10-K and our 2018 Second Quarter Form 10-Q, respectively, each of which is incorporated by reference herein.

	For the Six Months Ended June 30,		For the Year Ended December 31,
($ in millions)	2018	2017	2017	2016	2015
Consolidated Operating Results
Net investment income	$1,636	$1,675	$3,294	$3,354	$3,343
Fee income	1,336	1,276	2,627	2,471	2,470
Premiums	1,072	1,073	2,121	2,795	2,554
Net realized capital gains (losses)	(301)	(111)	(227)	(363)	(560)
Total revenues	4,080	4,248	8,618	8,788	8,716
Interest credited and other benefits to contract owners/policyholders	2,178	2,285	4,636	5,314	4,698
Operating expenses	1,345	1,298	2,654	2,655	2,684
Net amortization of deferred policy acquisition costs and value of business acquired	174	259	529	415	377
Interest expense	95	91	184	288	197
Total benefits and expenses	3,818	3,980	8,090	8,778	8,240
Income (loss) from continuing operations before income taxes	262	268	528	10	476

Net income (loss)	670	77	(2,792)	(298)	538
Less: Net income (loss) attributable to noncontrolling interest	58	53	200	29	130

Net income (loss) available to common shareholders	$612	$24	$(2,992)	$(327)	$408

	As of June 30,	As of December 31,
($ in millions)	2018	2017	2016
Consolidated Financial Position
Total investments	$63,857	$66,087	$63,783
Assets held in separate accounts	78,642	77,605	66,185
Total assets	162,740	222,532	214,585
Future policy benefits and contract owner account balances	65,980	65,805	64,848
Short-term debt	1	337	—
Long-term debt	3,458	3,123	3,550
Liabilities related to separate accounts	78,642	77,605	66,185
Voya Financial, Inc. shareholders’ equity, excluding Accumulated Other Comprehensive Income (“AOCI”)(1)	7,517	7,278	11,074
Total Voya Financial, Inc. shareholders’ equity	$8,460	$10,009	$12,995

(1)

Shareholders’ equity, excluding AOCI, is derived by subtracting AOCI from Voya Financial, Inc. shareholders’ equity — both components of which are presented in the respective Consolidated Balance Sheets. For a description of AOCI, see the “Accumulated Other Comprehensive Income (Loss)” Note in our consolidated financial statements in our 2017 Form 10-K and 2018 Second Quarter Form 10-Q, each of which is incorporated by reference herein. We provide shareholders’ equity, excluding AOCI, because it is a common measure used by insurance analysts and investment professionals in their evaluations.

The following table presents a reconciliation of adjusted operating earnings before income taxes to income (loss) before income taxes from continuing operations and the relative contributions of each segment to adjusted operating earnings before income taxes for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Income (loss) from continuing operations before income taxes	$262	$268	$528	$10	$476
Less Adjustments:(1)
Net investment gains (losses) and related charges and adjustments	(101)	(18)	(84)	(108)	(55)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	(12)	7	46	4	(69)
Income (loss) related to businesses exited through reinsurance or divestment	(53)	(4)	(45)	(14)	(169)
Income (loss) attributable to noncontrolling interest	58	53	200	29	130
Loss related to early extinguishment of debt	(3)	(1)	(4)	(104)	(10)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	(16)	(55)	63
Other adjustments	(28)	(21)	(97)	(71)	(58)

Total adjustments to income (loss) from continuing operations	$(139)	$16	—	(319)	(168)
Adjusted operating earnings before income taxes by segment:
Retirement	$278	$181	$456	$450	$471
Investment Management	113	134	248	171	182
Individual Life	67	38	92	59	173
Employee Benefits	58	94	127	126	146
Corporate (2)	(115)	(195)	(395)	(477)	(328)

Total	$401	$252	$528	$329	$644

(1)

For a description of these items, see the “Segments” Note to the condensed consolidated financial statements included in the 2017 Form 10-K and the 2018 Second Quarter Form 10-Q which are incorporated by reference herein.

(2)

Adjusted operating earnings before income taxes for Corporate includes, for periods prior to 2018, Net investment gains (losses) and Net guaranteed benefit hedging gains (losses) associated with certain retained businesses that had previously been included in the fixed and variable annuities businesses that we divested on June 1, 2018. These amounts are insignificant.

RATIO OF EARNINGS TO FIXED CHARGES

The following table reflects the computation of the ratio of earnings to fixed charges:

	Six Months Ended June 30	Year Ended December 31,
	2018	2017	2016		2015	2014	2013
Ratio of earnings to fixed charges(1)	1.21	1.23	NM	(2)	1.19	1.25	1.73

(1)

For the purposes of this calculation, “earnings” consists of income from continuing operations before income taxes less the net income attributed to noncontrolling interest that have not incurred fixed charges less the undistributed income from investees. “Fixed charges” consists of interest and debt issuance costs, estimated interest component of rent expense and interest credited to contract owner account balance.

(2)	Earnings were insufficient to cover fixed charges at a 1:1 ratio by $15 million for the year ended December 31, 2016. This ratio is presented as “NM” or not meaningful.

As of the date of this prospectus supplement, we had no shares of preferred stock outstanding.

RISK FACTORS

Investing in the Series A Preferred Stock involves risks. You should carefully consider each of the risk factors below, in “Risk Factors” in our 2017 Form 10-K, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement or the accompanying prospectus, before you decide to purchase the Series A Preferred Stock. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations, financial condition and results of operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, you could lose part or all of your investment in the Series A Preferred Stock. See “Note Regarding Forward-Looking Statements.”

Risks Related to the Series A Preferred Stock

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Series A Preferred Stock.

There can be no assurance about the market prices for the Series A Preferred Stock. Several factors, many of which are beyond the Company’s control, will influence the market value of the Series A Preferred Stock. Factors that might influence the market value of the Series A Preferred Stock include:

•	whether dividends have been declared and are likely to be declared on the Series A Preferred Stock from time to time;

•	the Company’s credit ratings with major credit rating agencies, including with respect to the Series A Preferred Stock;

•	the market for similar securities;

•	the number of holders;

•	prevailing interest rates;

•	additional issuances of other classes of preferred stock by the Company;

•	the Company’s operating results, financial condition, financial performance and future prospects; and

•

economic, financial, geopolitical, regulatory and judicial events that affect the Company, the industries and markets in which it is doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit concerns in Europe and other key economies.

The price of shares of Series A Preferred Stock may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of shares of Series A Preferred Stock. Accordingly, if you purchase Series A Preferred Stock, whether in this offering or in the secondary market, the Series A Preferred Stock may trade at a discount to the price that you paid for them.

The Series A Preferred Stock Are Equity and Are Subordinate to the Company’s Existing and Future Indebtedness.

The Series A Preferred Stock are equity interests in the Company and do not constitute indebtedness. As such, the Series A Preferred Stock will rank junior to all indebtedness and other non-equity claims on Voya Financial, Inc. with respect to assets available to satisfy claims on the Company, including in a bankruptcy, liquidation or dissolution of the Company. As of June 30, 2018, Voya Financial, Inc.’s total indebtedness was approximately $3.5 billion. This does not include obligations, including policyholder claims, of our subsidiaries, to which holders of the shares of Series A Preferred Stock are structurally subordinated. Voya Financial, Inc.’s existing and future indebtedness may restrict payments of dividends on the Series A Preferred Stock. For example, under the terms of the Company’s outstanding Fixed-to-Floating Rate Junior Subordinated Debentures, at any time following notice of the Company’s plan to defer interest on such notes and during the period interest is deferred, the Company and its subsidiaries generally, with certain exceptions, may not make payments on or redeem or purchase any shares of the Company’s capital stock, including the Series A Preferred Stock, or any of the debt securities or guarantees that rank in liquidation on a parity with or are junior to such notes. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock (1) dividends are payable only if declared by the Company’s board of directors (or a duly authorized committee of the board) and (2) dividends and any redemption price, if applicable, may be paid by the Company, as a corporation, only out of lawfully available funds.

The Series A Preferred Stock will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of the Series A Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments to holders of the Series A Preferred Stock.

Accordingly, our obligations under the Series A Preferred Stock will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of notes, should look only to our assets for payment under the notes. As of June 30, 2018, our subsidiaries had policyholder liabilities and contract owner account balances of $66 billion.

The Company’s Ability to Pay Dividends on the Series A Preferred Stock is Dependent Upon Distributions From Its Subsidiaries, But Its Subsidiaries’ Ability to Make Distributions is Limited.

Voya Financial is the holding company for all our operations, and dividends, returns of capital and interest income on intercompany indebtedness from Voya Financial’s subsidiaries are the principal sources of funds available to Voya Financial to pay principal and interest on its outstanding indebtedness, to pay corporate operating expenses and to pay any dividends (including dividends on the Series A Preferred Stock). These subsidiaries are legally distinct from Voya Financial and have no obligation to make funds available to Voya Financial for such payments. The ability of our subsidiaries to pay dividends or other distributions to Voya Financial in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements and applicable regulatory restrictions. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

The ability of our insurance subsidiaries to pay dividends and make other distributions to Voya Financial will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on the ability to pay dividends to their respective parents. These restrictions are based, in part, on the prior year’s statutory income and surplus for the relevant subsidiary. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile.

Holders May Not Receive Dividends on the Series A Preferred Stock.

Dividends on the Series A Preferred Stock are discretionary and non-cumulative. Consequently, if the Company’s board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series A Preferred Stock would not be entitled to receive any such dividend, and such dividend will cease to accrue and be payable. The Company will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if the Company’s board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to any other preferred stock the Company may issue.

In addition, if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws, rules and regulations (including, to the extent the Company becomes subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines), the Company may not declare, pay or set aside for payment dividends on the Series A Preferred Stock. As a result, if payment of dividends on the Series A Preferred Stock for any dividend period would cause the Company to fail to comply with any applicable law, rule or regulation, the Company will not declare or pay a dividend for such dividend period.

The Company May Redeem the Series A Preferred Stock on September 15, 2023 or Any Reset Date and at Any Time in the Event of a Rating Agency Event or Regulatory Capital Event.

The Series A Preferred Stock will be a perpetual equity security. This means that they will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series A Preferred Stock may be redeemed by the Company at its option, (a) in whole but not in part, at any time, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $1,020 per share of Series A Preferred Stock (102% of the stated amount of $1,000 per share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on September 15, 2023 or any reset date, in each case, at a redemption price equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Any decision the Company may make at any time to redeem the Series A Preferred Stock will depend upon, among other things, the Company’s evaluation of its capital position, the composition of its stockholders’ equity and general market conditions at that time. Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series A Preferred Stock being redeemed earlier than would otherwise be the case. If the Company chooses to redeem the Series A Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series A Preferred Stock.

If the Company is Not Paying Full Dividends on Any Parity Stock We May Issue in the Future, the Company Will Not Be Able to Pay Full Dividends on the Series A Preferred Stock.

When dividends are paid in part, and not paid in full, on the shares of Series A Preferred Stock or any shares of parity stock for a dividend period, then, to the extent permitted by the terms of the Series A Preferred Stock or any shares of parity stock, such partial dividends shall be declared on shares of the Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. Therefore, if we are not paying full dividends on any parity stock we may issue in the future, we will not be able to pay full dividends on the Series A Preferred Stock.

The Series A Preferred Stock May Not Have an Active Trading Market.

The Series A Preferred Stock do not have an established trading market. We cannot assure you that an active after-market for the Series A Preferred Stock will develop or be sustained or that holders of the Series A Preferred Stock will be able to sell their Series A Preferred Stock at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Series A Preferred Stock, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series A Preferred Stock. The Series A Preferred Stock are not listed and we do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system.

The Voting Rights of Holders of the Series A Preferred Stock Will Be Limited.

Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series A Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series A Preferred Stock, as described under “Description of the Series A Preferred Stock — Voting Rights.” Moreover, the terms of the Series A Preferred Stock do not provide any additional voting rights upon non-payment of dividends (for example, there is no right to elect any directors to our board of directors).

A Downgrade, Suspension or Withdrawal of, or Change in, the Methodology Used to Determine Any Rating Assigned by a Rating Agency to Voya Financial, Inc. or Its Securities, Including the Series A Preferred Stock, Could Cause the Liquidity or Trading Price of the Series A Preferred Stock to Decline Significantly.

Real or anticipated changes in the credit ratings assigned to the Series A Preferred Stock or Voya Financial, Inc.’s credit ratings generally could affect the trading price of the Series A Preferred Stock. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for Voya Financial, Inc. and its securities, including the Series A Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Series A Preferred Stock, Voya Financial, Inc. or its other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Series A Preferred Stock to decline significantly.

The rating agencies that currently or may in the future publish a rating for Voya Financial, Inc. or the Series A Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Series A Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Series A Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Series A Preferred Stock are subsequently lowered or “notched” further, the trading price of the Series A Preferred Stock could be negatively affected.

There May Be Future Sales of Preferred Shares, Which May Adversely Affect the Market Price of the Series A Preferred Stock.

Voya Financial, Inc. is not restricted from issuing additional Series A Preferred Stock or securities similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Stock. Holders of the Series A Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series A Preferred Stock could decline as a result of sales of Series A Preferred Stock or of other securities made after this offering or the perception that such sales could occur. Because Voya Financial, Inc.’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, Voya Financial, Inc. cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series A Preferred Stock bear the risk of Voya Financial, Inc.’s future offerings reducing the market price of the Series A Preferred Stock and diluting their holdings in the Series A Preferred Stock.

We May Not Complete the Tender Offers on the Contemplated Terms or At All.

Concurrently with this offering, we commenced the Tender Offers. We cannot assure you that the Tender Offers will be completed in accordance with their terms or at all, or that a significant principal amount of the Tendered Debt Securities will be validly tendered and accepted for purchase in the Tender Offers or at all. The Tender Offers are subject to a number of conditions that may be waived or changed. Upon the failure of any condition to be satisfied, we may choose to terminate, withdraw or amend any Tender Offer, including, subject to applicable law, the deadline by which noteholders must tender, and we may waive any of the conditions to the Tender Offers at any time. This offering is not conditioned on the completion of the Tender Offers, but the receipt of the proceeds from this offering or other issuance of equity securities sufficient to purchase the Tendered Debt Securities in the Tender Offers is a condition to the completion of the Tender Offers. Although we intend to use the net proceeds of this offering to purchase the Tendered Debt Securities and to pay other related fees and expenses, if for any reason we purchase less than $300 million principal amount of Tendered Debt Securities, we currently intend to use net proceeds from this offering, together with cash on hand, to redeem all or a portion of the $363.1 million outstanding principal amount of the 2022 Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2022 Notes.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $319.0 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. Concurrently with this offering, we commenced the Tender Offers. See “Recent Developments — Debt Tender Offers.” We intend to use the net proceeds of this offering to purchase the Tendered Debt Securities and to pay other related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Debt Securities or to pay related fees and expenses may be used to redeem all or a portion of the 2022 Notes not tendered or not purchased in the corresponding Tender Offer or for general corporate purposes. If for any reason we purchase less than $300 million principal amount of Tendered Debt Securities, we currently intend to use net proceeds from this offering, together with cash on hand, to redeem all or a portion of the $363.1 million outstanding principal amount of the 2022 Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2022 Notes. See “Risk Factors — Risks Related to the Notes — We may not complete the Tender Offers on the contemplated terms or at all.”

The underwriters or their affiliates may hold a portion of the Tendered Debt Securities and accordingly may receive a portion of the net proceeds of this offering.

CAPITALIZATION

The following table presents our consolidated cash and cash equivalents and consolidated capitalization as of June 30, 2018 (i) on an actual basis and (ii) as adjusted giving effect to the offering of the Series A Preferred Stock (but not to the Tender Offers or any other use of proceeds). You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.

($ in millions)	As of June 30, 2018
	Actual	As adjusted for the issuance of the Series A Preferred Stock (1)
	(unaudited)	(unaudited)
Cash and cash equivalents	$1,534	$1,853
Short-term debt:
Total short-term debt	1	1
Long-term debt:
Total long-term debt	3,458	3,458
Shareholders’ equity:
Common stock ($0.01 par value per share; 900,000,000 shares authorized; 272,008,619 shares issued; 162,027,329 shares outstanding)	3	3
Preferred stock ($0.01 par value per share; 100,000,000 shares authorized; 0 and 325,000 shares issued and outstanding, actual and as adjusted, respectively)	—	0
Treasury stock (at cost; 109,981,290 shares)	(4,442)	(4,442)
Additional paid-in capital	23,951	24,270
AOCI	943	943
Retained earnings (deficit):
Appropriated-consolidated investment entities	—	—
Unappropriated	(11,995)	(11,995)

Total Voya Financial, Inc. shareholders’ equity	8,460	8,779
Noncontrolling interest	782	782

Total shareholders’ equity	9,242	9,561

Total capitalization (total debt plus shareholders’ equity excluding AOCI and noncontrolling interest)	$162,740	$163,059

(1)

The as-adjusted column is not adjusted for the Tender Offers or the use of proceeds from this offering. Pursuant to the Tender Offers, we will offer to purchase (i) any and all of the Voya Holdings Debentures and (ii) up to the maximum aggregate principal amount of 2022 Notes that we can purchase in the corresponding Tender Offer for an amount equal to the excess, if any, of $325 million over the amount paid to purchase Voya Holdings Debentures validly tendered and accepted for purchase in the corresponding Tender Offer, in each case exclusive of any cash payment for accrued interest from the most recent interest payment date to, but excluding, the date we repurchase the Tendered Debt Securities. We intend to use the net proceeds from the sale of the shares of Series A Preferred Stock offered by this prospectus supplement to purchase the Tendered Debt Securities and to pay other related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Debt Securities or to pay related fees and expenses may be used to redeem all or a portion of the 2022 Notes not tendered or not purchased in the corresponding Tender Offer or for general corporate purposes. If for any reason we purchase less than $300 million principal amount of Tendered Debt Securities, we currently intend to use net proceeds from this offering, together with cash on hand, to redeem all or a portion of the $363.1 million outstanding principal amount of the 2022 Notes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 2022 Notes. See “Risk Factors — Risks Related to the Notes — We may not complete the Tender Offers on the contemplated terms or at all.”

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a description of the material terms of the 6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”). The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our amended and restated certificate of incorporation and our amended and restated by-laws that were filed as exhibits or incorporated by reference to the registration statement of which the accompanying prospectus is a part, the Certificate of Designations creating the Series A Preferred Stock, which will be included as an exhibit to documents that the Company files with the SEC, and the applicable provisions of the Delaware General Corporation Law. As used in this section, the terms “Company”, “we”, “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

General

Our authorized capital stock includes 100,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series A Preferred Stock. Prior to this offering of Series A Preferred Stock, no shares of preferred stock have been issued or are outstanding.

The Series A Preferred Stock represents a single series of our authorized preferred stock. The number of authorized shares of the Series A Preferred Stock initially is 325,000 and the “stated amount” per share is $1,000. 325,000 shares of Series A Preferred Stock are being initially offered hereby. The Series A Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds with respect to their ownership of the Series A Preferred Stock. Holders of the Series A Preferred Stock will not have preemptive or subscription rights to acquire more stock of the Company.

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of the Company. The Series A Preferred Stock have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem, repurchase or retire the Series A Preferred Stock.

We may at any time and from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock either through public or private sales that would be deemed to form a single series with the Series A Preferred Stock offered hereby, provided that such additional shares are fungible for U.S. federal income tax purposes with the Series A Preferred Stock offered hereby. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series A Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:

•	senior to our junior stock (as defined below); and

•

equally with each other series of our preferred stock that we may issue (except for any senior series that may be issued with the requisite vote or consent of the holders of at least two thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock)), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up.

In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).

Dividends

Dividends on the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, under Delaware law, semi-annually in arrears on the 15th day of March and September of each year, commencing on March 15, 2019, non-cumulative cash dividends that accrue for the relevant dividend period as follows:

•	from the date of original issue, to, but excluding September 15, 2023 (the “First Call Date”) at a fixed rate per annum of 6.125% on the stated amount of $1,000 per share; and

•

from the First Call Date, during each reset period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 3.358% on the stated amount of $1,000 per share.

If we issue additional Series A Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first dividend payment date and otherwise will accrue from the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued.

Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

Dividends payable on the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series A Preferred Stock). “Business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series A Preferred Stock and will end on, but exclude, the March 15, 2019 dividend payment date.

A “reset date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the First Call Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.

The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second business day prior to the applicable reset date.

The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Call Date will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.

Dividends on the Series A Preferred Stock will not be cumulative. Accordingly, if the Company’s board of directors (or a duly authorized committee of the board), does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

So long as any Series A Preferred Stock remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:

•	no dividend shall be paid or declared on our common stock or any other shares of our junior stock, other than:

•

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock, or

•

any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

•	as a result of a reclassification of junior stock for or into other junior stock,

•	the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock,

•	purchases, redemptions or other acquisitions of shares of junior stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged, or

•	through the use of the proceeds of a substantially contemporaneous sale of junior stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of the Company that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) upon the Series A Preferred Stock or any shares of parity stock, all dividends declared on the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any shares of parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series A Preferred Stock.

As used in this prospectus supplement, “parity stock” means any class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $1,000 per share of Series A Preferred Stock plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series A Preferred Stock) on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of the Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of the Company.

Optional Redemption

The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

We may redeem the Series A Preferred Stock at our option:

•

in whole, but not in part, at any time, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $1,020 per share of Series A Preferred Stock (102% of the stated amount of $1,000 per share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the redemption date, or

•

(i) in whole, but not in part, at any time, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on the First Call Date or any subsequent reset date, in each case, at a redemption price equal to the stated amount of $1,000 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.

Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

If the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 10 days nor more than 90 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock are held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of shares of such Series A Preferred Stock to be redeemed from such holder;

•	the redemption price;

•

if shares of Series A Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series A Preferred Stock for payment of the redemption price; and

•	that dividends will cease to accrue on the redemption date.

If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Stock, such Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC.

Voting Rights

Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock will have no voting rights.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our amended and restated certificate of incorporation, the vote or consent of the holders of at least two thirds of the shares of Series A Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Authorization of Senior Stock. Any amendment or alteration of our certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking prior to Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company;

•

Amendment of Certificate of Incorporation, By-laws or Certificate of Designations. Any amendment, alteration or repeal of any provision of our certificate of incorporation (including the certificate of designations for the Series A Preferred Stock) or by-laws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; provided, however, that the amendment of our certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of stock that does not rank prior to the Series A Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock, (y) a merger or consolidation of the Company with another entity (whether or not a corporation) or (z) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless in each case (A) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.

To the fullest extent permitted by law, without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may supplement any terms of the Series A Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our amended and restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class.

The terms of the Series A Preferred Stock do not provide any additional voting rights upon non-payment of dividends (for example, there is no right to elect any directors to our board of directors).

Transfer Agent and Registrar

Computershare, Inc. will be the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent, registrar and/or dividend disbursement agent at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series A Preferred Stock at such time. Unless we have validly called all shares of Series A Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding the First Call Date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

BOOK-ENTRY, DELIVERY AND FORM OF SERIES A PREFERRED STOCK

The shares of Series A Preferred Stock will be issued in book-entry form through DTC. The shares of Series A Preferred Stock will be issued only as fully registered securities registered in the name of Cede & Co. (the nominee of DTC) or such other name as may be requested by an authorized representative of DTC. The Series A Preferred Stock will be accepted for clearance by DTC. Beneficial interests in the shares of Series A Preferred Stock will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the Series A Preferred Stock will receive all payments relating to their shares in U.S. dollars. If we elect to issue global certificates for the shares of Series A Preferred Stock held through DTC, they will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Series A Preferred Stock held through DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of shares of Series A Preferred Stock under the DTC system must be made by or through direct participants, which will receive a credit for the shares on DTC’s records. The ownership interest of each beneficial owner of shares of Series A Preferred Stock will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of shares of Series A Preferred Stock other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of shares of Series A Preferred Stock entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all shares of Series A Preferred Stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of shares of Series A Preferred Stock with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the shares of Series A Preferred Stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of Series A Preferred Stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to shares of Series A Preferred Stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts shares of Series A Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the shares of Series A Preferred Stock at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, we will either print and deliver certificates for the shares of Series A Preferred Stock or provide for the direct registration of the Series A Preferred Stock with the transfer agent. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the shares of Series A Preferred Stock will be printed and delivered to DTC or we will provide for the direct registration of the Series A Preferred Stock with the transfer agent.

As long as DTC or its nominee is the registered owner of the Series A Preferred Stock, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all shares of Series A Preferred Stock for all purposes under the instruments governing the rights and obligations of holders of shares of Series A Preferred Stock. Except in the limited circumstances referred to above, owners of beneficial interests in the Series A Preferred Stock:

•	will not be entitled to have such Series A Preferred Stock registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series A Preferred Stock; and

•

will not be considered to be owners or holders of the shares of Series A Preferred Stock for any purpose under the instruments governing the rights and obligations of holders of shares of Series A Preferred Stock.

Payments with respect to shares of Series A Preferred Stock and all transfers and deliveries of shares of Series A Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder of the shares of Series A Preferred Stock. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Series A Preferred Stock will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the Series A Preferred Stock will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in the Series A Preferred Stock may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the Series A Preferred Stock, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Series A Preferred Stock among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of shares of Series A Preferred Stock to pledge the shares of Series A Preferred Stock to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the shares of Series A Preferred Stock.

DTC has advised us that it will take any action permitted to be taken by a registered holder of shares of Series A Preferred Stock only at the direction of one or more participants to whose accounts with DTC the shares of Series A Preferred Stock are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries (the “U.S. Depositaries”), which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Distributions with respect to the shares of Series A Preferred Stock held beneficially through Euroclear or Clearstream will be credited to cash accounts of their participants in accordance with Euroclear’s or Clearstream’s rules and procedures, to the extent received by the applicable U.S. Depositary.

Cross-market transfers between DTC’s participating organizations, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Series A Preferred Stock in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in the Series A Preferred Stock from a DTC participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a series of shares of preferred stock by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us or any of the underwriters will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income and estate tax considerations relevant to the purchase, ownership and disposition of the Series A Preferred Stock. This discussion deals only with Series A Preferred Stock held as capital assets by holders who purchase Series A Preferred Stock in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Series A Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities, persons liable for the alternative minimum tax, persons that are “controlled foreign corporations” or “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series A Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, entities taxed as partnerships or partners therein, non-resident alien individuals present in the United States for 183 days or more during the taxable year, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or who are otherwise subject to special treatment under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations. You should consult your own tax advisor about the tax consequences of the purchase, ownership, and disposition of the Series A Preferred Stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.

U.S. Holders

The discussion in this section is addressed to a holder of the Series A Preferred Stock that is a U.S. Holder. “U.S. Holder” means a person that is a beneficial owner of the Series A Preferred Stock and is (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation, or (iii) otherwise subject to U.S. federal income tax on a net income basis in respect of the Series A Preferred Stock.

Distributions

Distributions made to you with respect to the Series A Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Series A Preferred Stock, and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by an individual in respect of the Series A Preferred Stock will generally be subject to taxation at preferential rates, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series A Preferred Stock constituting dividend income paid to U.S. Holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.

Dividends that exceed certain thresholds in relation to a corporate U.S. Holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. Holder that has held the Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the Series A Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in the Series A Preferred Stock, the excess is treated as taxable gain. Similar rules will apply if a U.S. Holder purchases the Series A Preferred Stock at a premium. However, based on the expected dividend rate and offering price for the Series A Preferred Stock offered hereby, dividends on the Series A Preferred Stock will not be characterized as extraordinary dividends for holders who purchase Series A Preferred Stock in this offering.

Sale or Redemption

You will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Series A Preferred Stock equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of the stock interest and any other equity interest in the issuer (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been met with respect to the redemption of the Series A Preferred Stock, you may be required to take into account not only the Series A Preferred Stock and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of section 318 of the Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company’s corporate affairs, you may be entitled to sale or exchange treatment on a redemption of the Series A Preferred Stock if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption. If you meet none of the alternative tests of section 302(b) of the Code, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders — Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the tax treatment of a redemption.

In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Series A Preferred Stock. Any tax basis in the redeemed Series A Preferred Stock should be transferred to your remaining equity interests in the Company. If you have no remaining equity interests in the Company, your basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to you, or the basis could be lost entirely.

Non-U.S. Holders

The discussion in this section is addressed to a holder of the Series A Preferred Stock that is a Non-U.S. Holder. “Non-U.S. Holder” means a person that is a beneficial owner of the Series A Preferred Stock but is not a U.S. Holder.

Distributions

Generally, distributions treated as dividends, as described above under “U.S. Holders — Distributions,” paid to you with respect to the Series A Preferred Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Additional withholding may be required in respect of dividends paid to you, as described below under “FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Series A Preferred Stock.

Sale or Redemption

As long as the Company is not treated as a United States real property holding corporation for U.S. federal income tax purposes, you generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of the Series A Preferred Stock, other than a redemption that is treated as a distribution as discussed below. The Company does not believe that it is currently United States real property holding corporation for U.S. federal income tax purposes and does not believe that it will become one in the foreseeable future. In addition, in certain circumstances withholding may be required in respect of such gains, as described below under “FATCA.”

A payment made to you in redemption of the Series A Preferred Stock may be treated as a distribution, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders — Sale or Redemption,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders — Distributions.” In addition, even if a redemption payment would not be treated as a distribution with respect to a Non-U.S. Holder under the rules described above, it is possible that a withholding agent will treat the redemption payment as a dividend that is subject to withholding tax unless the Non-U.S. Holder demonstrates to the withholding agent that the redemption payment should be treated as a payment in exchange for the Series A Preferred Stock and not as a distribution on the Series A Preferred Stock.

Federal Estate Tax

Series A Preferred Stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the Internal Revenue Service (the “IRS”) in connection with payments of dividends on the Series A Preferred Stock to, and the proceeds from a sale or other disposition of the Series A Preferred Stock effected by, certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding with respect to such amounts if they do not provide their correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder or Non-U.S. Holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Series A Preferred Stock will generally be subject to a 30% U.S. withholding tax on dividends in respect of (and, after December 31, 2018, gross proceeds from the sale or other disposition of) Series A Preferred Stock if the holder is not FATCA compliant, or holds its Series A Preferred Stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury Regulations. We will not pay any additional amounts to holders of the Series A Preferred Stock in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules for their investment in the Series A Preferred Stock.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Series A Preferred Stock.

UNDERWRITING

Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series A Preferred Stock set forth opposite the underwriter’s name:

Number of Shares
Deutsche Bank Securities Inc.	61,775
Credit Suisse Securities (USA) LLC	51,613
Merrill Lynch, Pierce, Fenner & Smith Incorporated	51,613
RBC Capital Markets, LLC	51,613
BNP Paribas Securities Corp.	12,903
PNC Capital Markets LLC	12,903
Barclays Capital Inc.	5,290
BMO Capital Markets Corp.	5,290
Citigroup Global Markets Inc.	5,290
ICBC Standard Bank Plc	5,290
ING Financial Markets LLC	5,290
J.P. Morgan Securities LLC	5,290
MUFG Securities Americas Inc.	5,290
Mizuho Securities USA LLC	5,290
SunTrust Robinson Humphrey, Inc.	5,290
U.S. Bancorp Investments, Inc.	5,290
Wells Fargo Securities, LLC	5,290
BNY Mellon Capital Markets, LLC	2,710
Commerz Markets LLC	2,710
Goldman Sachs & Co. LLC	2,710
Morgan Stanley & Co. LLC	2,710
nabSecurities, LLC	2,710
Natixis Securities Americas LLC	2,710
Scotia Capital (USA) Inc.	2,710
The Williams Capital Group, L.P.	2,710
UniCredit Capital Markets LLC	2,710

Total	325,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Series A Preferred Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the shares of Series A Preferred Stock offered by this prospectus supplement if they purchase any of the shares of Series A Preferred Stock. The offering of the shares of Series A Preferred Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Shares of Series A Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any shares of Series A Preferred Stock sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of $5.00 per share. Any such dealers may resell any shares of Series A Preferred Stock purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of $2.00 per share. If all the shares of Series A Preferred Stock are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering.

Per Share	$15.50
Total	$5,037,500

We estimate that our expenses for this offering (not including the underwriting discount) will be $1 million, all of which are payable by us.

The shares of Series A Preferred Stock are a new issue of securities with no established trading market. We do not intend to list the shares of Series A Preferred Stock on any securities exchange or arrange for their quotation on any automated dealer quotation system. Some or all of the underwriters have advised us that they presently intend to make a market in the shares after the completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. There is currently no secondary market for the shares and we cannot assure you that one will develop. If the secondary market for the shares is limited, there may be few or no buyers if you choose to sell your shares and this may reduce the price you receive or your ability to sell the shares at all. See “Risk Factors — The Series A Preferred Stock may not have an active trading market.”

We have agreed that we will not, for the period from the date of this prospectus supplement through and including the closing date, without first obtaining the prior written consent of the underwriters, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any preferred stock or securities exchangeable for or convertible into preferred stock, except for the shares sold to the underwriters pursuant to the underwriting agreement.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

In connection with this offering, the underwriters may bid for or purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Series A Preferred Stock than they are required to purchase in this offering. The underwriters must close out any short position by purchasing shares in the open market. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of shares of Series A Preferred Stock or preventing or retarding a decline in the market price of shares of Series A Preferred Stock. As a result, the price of shares of Series A Preferred Stock may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of Series A Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares of Series A Preferred Stock on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the shares of Series A Preferred Stock initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of Series A Preferred Stock in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of the Financial Industry Regulatory Authority, Inc.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their affiliates have in the past and may in the future provide commercial banking, investment banking and other related services for us and our affiliates from time to time for which they have received or may receive customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our Credit Facility and act as agents thereunder. The underwriters or their affiliates may hold a portion of the Tendered Debt Securities and accordingly may receive a portion of the net proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Series A Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase shares of Series A Preferred Stock that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase shares of Series A Preferred Stock that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the securities constituting part of its allotment solely outside the United States.

Selling Restrictions

European Economic Area

The shares of Series A Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area

(“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of Series A Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares of Series A Preferred Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of Series A Preferred Stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of Series A Preferred Stock. This prospectus supplement is not a prospectus for purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares of Series A Preferred Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Series A Preferred Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of Series A Preferred Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Series A Preferred Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares of Series A Preferred Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Series A Preferred Stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The shares of Series A Preferred Stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Series A Preferred Stock offered should conduct their own due diligence on the Series A Preferred Stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Series A Preferred Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series A Preferred Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The Series A Preferred Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Preferred Stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of Series A Preferred Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance.

No advertisement, invitation or document relating to the Series A Preferred Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The shares of Series A Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Series A Preferred Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series A Preferred Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares of Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE SECURITIES

The validity of the Series A Preferred Stock offered by this prospectus supplement will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of the Series A Preferred Stock offered by this prospectus supplement will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP has from time to time provided, and may provide in the future, legal services to Voya Financial, Inc. and its affiliates.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. incorporated by reference to Voya Financial, Inc.’s 2017 Form 10-K (including schedules appearing therein) and the effectiveness of our internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Voya Financial, Inc. (“Voya Financial”) may offer to sell these securities, or any combination thereof; the co-registrant, Voya Holdings Inc. (“Voya Holdings”), which is a wholly owned subsidiary of Voya Financial, may offer guarantees of debt securities issued by Voya Financial; and ING Groep N.V. (“ING Group”), or, in certain cases, other permitted transferees of registration rights held by ING Group (any such permitted transferees, together with ING Group, the “Selling Securityholders”) may offer to sell the ING Group Warrants or shares of common stock underlying the ING Group Warrants (as defined and described herein under the caption “Description of Warrants—ING Group Warrants”); in each case, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Selling Securityholders may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. See “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”.

Investing in these securities involves risk. See “Risk Factors” on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 23, 2017

Neither Voya Financial nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses prepared by, or on behalf of, Voya Financial or to which Voya Financial has referred you. Neither Voya Financial nor any Selling Securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Voya Financial is offering to sell the securities, and any Selling Securityholder is offering to sell shares of common stock and the ING Group Warrants, as applicable, only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents which we incorporate by reference into this prospectus or the accompanying prospectus supplement may contain forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations, and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other filings we make with the Securities and Exchange Commission (“SEC”), in each case that are incorporated by reference into this prospectus.

We do not undertake or necessarily intend to correct or update any forward-looking statements that we later determine will not be or is unlikely to be achieved or realized, except as may be required by U.S. Federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that Voya Financial can disclose important information to you by referring to those documents, and later information that Voya Financial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. Voya Financial hereby incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017 (the “2016 Annual Report”);

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed on May 3, 2017;

(3) Current Reports on Form 8-K filed on February 28, 2017 and May 26, 2017;

(4) Definitive Proxy Statement on Schedule 14A, filed on April 7, 2017;

(5) Registration Statement on Form 8-A, filed on April 29, 2013 (to the extent not superseded by the information contained herein under the caption “Description of Our Capital Stock”); and

(6) All filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) until the filing of a post-effective amendment to this registration statement indicating that the offering of the securities registered under this registration statement has been completed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into, but not delivered with, this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus (including guarantees of the co-registrant described herein and registered hereunder) in one or more offerings; and any Selling Securityholder may sell our common stock or the ING Group Warrants in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or any Selling Securityholder may offer and the general manner in which the securities may be offered. Each time we or any Selling Securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, we use in this prospectus the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation; we use the term “Voya Holdings” to refer to the co-registrant, Voya Holdings Inc., a Connecticut corporation and our wholly owned subsidiary; and we use the terms “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries.

ABOUT VOYA FINANCIAL, INC.

We are a premier retirement, investment and insurance company serving the financial needs of approximately 13.6 million individual and institutional customers in the United States as of December 31, 2016. Our vision is to be America’s Retirement Company™. Our approximately 6,700 employees (as of December 31, 2016) are focused on executing our mission to make a secure financial future possible—one person, one family and one institution at a time. Through our retirement, investment management and insurance businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya Financial, Inc. is the holding company for all our operations, and dividends, returns of capital and interest income on intercompany indebtedness from Voya Financial, Inc.’s subsidiaries are the principal sources of funds available to Voya Financial, Inc. to pay principal and interest on its outstanding indebtedness, to pay corporate operating expenses, to pay any stockholder dividends and to meet its other obligations. These subsidiaries are legally distinct from Voya Financial, Inc. and, except to the extent that Voya Holdings, or any other subsidiary guarantor (as defined and described herein under the caption “Description of Debt Securities We May Offer—Subsidiary Guarantee; Future Subsidiary Guarantees”), has guaranteed or will guarantee any indebtedness of Voya Financial, Inc., our subsidiaries have no obligation to pay amounts due on the debt of Voya Financial, Inc. or to make funds available to Voya Financial, Inc. for such payments. The ability of our subsidiaries to pay dividends or other distributions to Voya Financial, Inc. in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements and applicable regulatory restrictions. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

The ability of our insurance subsidiaries to pay dividends and make other distributions to Voya Financial, Inc. will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on the ability to pay dividends to their respective parents. These restrictions are based, in part, on the prior year’s statutory income and surplus for the relevant subsidiary. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile.

Voya Holdings, the co-registrant, is wholly owned by Voya Financial, Inc. and is also a holding company, and accordingly its ability to make payments under its guarantees of our indebtedness is subject to restrictions and limitations similar to those that apply to Voya Financial, Inc.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200. Our website address is www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”. Unless specifically stated in the prospectus supplement relating to the offering of any securities other than our common stock, we do not intend to list on a securities exchange any other security being offered or sold by means of this prospectus.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K, as supplemented and amended by the information set forth in “Part II, Item 1A. Risk Factors” of each Quarterly Report on Form 10-Q filed subsequent to our most recently filed Annual Report on Form 10-K, and any other subsequent information we file with the SEC (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

We will not receive any of the proceeds from the sale of shares of common stock or ING Group Warrants by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

A brief summary of some of the provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of July 13, 2012 (the “Senior Indenture”), among the Company, as issuer, Voya Holdings as initial guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), under which senior debt securities may be issued and to the Junior Subordinated Indenture, dated as of May 16, 2013 (the “Subordinated Indenture”), among the Company, as issuer, Voya Holdings as initial guarantor and the Trustee, under which subordinated debt securities may be issued. The following description of our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read the Senior Indenture and the Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities We May Offer”, the terms “Company,” “we,” “us,” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

General

We may issue an unlimited aggregate principal amount of senior debt securities under the Senior Indenture and an unlimited aggregate principal amount of subordinated debt securities under the Subordinated Indenture. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the Senior Indenture and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the Subordinated Indenture and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the Subordinated Indenture and described below under “—Subordination”, including our senior debt securities, and equally with all of our other unsecured and subordinated obligations.

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture—the Senior Indenture, in case of the senior debt securities, and the Subordinated Indenture, in the case of the subordinated debt securities. The Senior Indenture and the Subordinated Indenture are contracts between us and U.S. Bank National Association, as Trustee. The Senior Indenture and the Subordinated Indenture are substantially identical, except for the covenants described below under “—Restrictive Covenants Applicable to Senior Debt Securities”, which are included only in the Senior Indenture, and the provisions relating to subordination described below under “—Subsidiary Guarantee; Future Subsidiary Guarantees” and “—Subordination”, which are included only in the Subordinated Indenture.

Reference to the indenture or the Trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The Trustee has two main roles:

•

First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described under “—Events of Default, Notice and Waiver”; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The Senior Indenture and the Subordinated Indenture and their associated documents contain the full legal text of the matters described in this section. The Senior Indenture and the first, second, third, fifth and sixth supplemental indentures to the Senior Indenture and the Subordinated Indenture and the first supplemental indenture to the Subordinated Indenture appear as exhibits to the registration statement of which this prospectus forms a part.

Issuance in Series

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series (which shall distinguish the series from all other series of debt securities);

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the series that may be authenticated and delivered under the applicable indenture;

•

the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;

•

the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	if the series of debt securities are subordinated debt securities, the terms, if any, upon which we may defer payment of interest;

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;

•

if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;

•

if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•

if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•

whether the defeasance covenant shall not apply to the securities of the series, and the adoption and applicability, if any, to the securities of the series of any terms and conditions similar to the defeasance covenant;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;

•

any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•	if the securities of such series are not to be guaranteed by any subsidiary guarantor (as defined below), an express determination to that effect;

•	any additional or different covenants that apply to the securities of the series;

•	the form of the securities of the series; and

•	any other terms of the series (which terms shall not contradict the provisions of the applicable indenture).

Subsidiary Guarantee; Future Subsidiary Guarantees

Except as otherwise provided by a supplemental indenture, senior debt securities will be guaranteed on a senior unsecured basis, and subordinated debt securities will be guaranteed on a subordinated unsecured basis, by Voya Holdings or any other of our domestic subsidiaries (any such subsidiary, together with Voya Holdings, a “subsidiary guarantor”) that becomes a borrower or guarantor under the Senior Unsecured Credit Facility (the “Credit Facility”), among Voya Financial, Inc., Voya Holdings and a syndicate of banks, dated April 20, 2012 (as it may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time, including by the Second Amended and Restated Revolving Credit Agreement, dated as of May 6, 2016, which amended and restated the original Revolving Credit Agreement that formed part of the Credit Facility). The term loan agreement, which formed part of the original Credit Facility, matured on April 20, 2014. To the extent that any subsidiary guarantor, other than Voya Holdings, guarantees debt securities offered by means of this prospectus at the time of such offering, such subsidiary guarantor will be named as a co-registrant in a post-effective amendment to the registration statement of which this prospectus forms a part or, if permitted by the applicable rules and regulations of the SEC, in the applicable prospectus supplement.

The guarantee of a subsidiary guarantor, except for Voya Holdings, if any, will terminate if such subsidiary guarantor is permanently released from its guarantee under the Credit Facility.

Each guarantee of senior debt securities, if any, constitutes the senior unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future senior unsecured indebtedness.

Each guarantee of subordinated debt securities, if any, constitutes the subordinated unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future subordinated unsecured indebtedness.

Each indenture provides that these provisions will be equally applicable to any additional guarantees that may be given in the future.

The obligations of the subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of the subsidiary guarantor under its guarantee could be significantly less than amounts payable with respect to the guaranteed debt securities so guaranteed, or the subsidiary guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis.

We and Voya Holdings Are Holding Companies

Because we and Voya Holdings are holding companies, our and Voya Holdings’ right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of debt securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we or Voya Holdings may be recognized as a creditor of that subsidiary, respectively. Accordingly, debt securities will be effectively subordinated to the indebtedness and other obligations of each of our subsidiaries, including policyholder liabilities and contract owner balances, other than, in the case of senior debt securities, the indebtedness and other obligations of any subsidiary guarantor of such senior debt securities and, in the case of subordinated debt securities, the non-senior indebtedness (as described below in “—Subordination”) of any subsidiary guarantor of such subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

So long as any series of debt securities is outstanding, we may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than our direct or indirect wholly owned subsidiary, and no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly owned subsidiary, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•

we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the applicable indenture;

•

immediately after giving effect to such transaction, no Event of Default (as defined below) or event that, after notice or lapse of time or both would become an Event of Default, has occurred and is continuing; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the applicable indenture.

Each indenture provides that, for the avoidance of doubt, a sale or other disposition of Voya Insurance and Annuity Company, Security Life of Denver International Limited, their respective assets or any assets constituting all or part of our Closed Block Variable Annuity segment does not constitute a sale or other disposition of substantially all of our properties and assets.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the applicable indenture with respect to a series of debt securities, unless otherwise stated in a prospectus supplement:

•	our failure to pay any interest (including additional interest) on the debt securities of that series when due and payable, continued for 30 days;

•

our failure to pay principal (or premium, if any) on the debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	our failure to observe or perform any other of our covenants or agreements with respect to the debt securities of that series for 90 days after we receive notice of such failure;

•

certain events of default under any indebtedness for money borrowed by us or by any subsidiary guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to us in accordance with the applicable indenture by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding, specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged;

•	certain events of bankruptcy, insolvency or reorganization of our Company or any subsidiary guarantor; and

•	any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default with respect to a series of debt securities shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the securities) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Any past default under the applicable indenture with respect to a series of debt securities, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of that series of debt securities then outstanding, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the debt securities, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each debt security affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to any series of debt securities (without regard to any grace period or notice requirements), to give to the holders of such series of debt securities notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to such series of debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series of debt securities.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such series of debt securities. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series of debt securities.

No holder of debt securities may institute any action against us under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt securities or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding under the applicable indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under the applicable indenture.

Defeasance

We may discharge certain obligations to holders of debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to such series of debt securities (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to such series of debt securities (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of cash and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. We must comply with the conditions in the applicable indenture in order to be deemed to have paid and discharged the entire indebtedness represented by a series of debt securities of a series then outstanding. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring, in the case of senior debt securities, after the date of the Senior Indenture, or, in the case of subordinated debt securities, after the issue date of such series of subordinated debt securities. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with and that such defeasance or covenant defeasance shall not cause any securities of such series then listed on any registered national securities exchange to be delisted. The Subordinated Indenture provides that we shall also have delivered to the Trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

We may exercise our defeasance option with respect to a series of debt securities notwithstanding our prior exercise of our covenant defeasance option upon such series of debt securities.

Modification and Waiver

We and the Trustee may supplement the applicable indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of any series without the consent of those holders. We and the Trustee may also modify the applicable indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities of any series with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series issued under the applicable indenture. However, the applicable indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of the debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment of any debt security;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or the conversion price of, such debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of any debt security; or

•	modify any of the above provisions.

Restrictive Covenants Applicable to Senior Debt Securities

The Senior Indenture provides for the following restrictive covenants applicable to senior debt securities:

Limitation on Liens. So long as any series of senior debt securities is outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•

Voya Holdings, Voya Retirement Insurance and Annuity Company, Voya Insurance and Annuity Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security Life of Denver International Limited or Voya Investment Management LLC;

•	any successor to substantially all of the business of any such Person which is also our subsidiary; or

•

any other subsidiary of ours having direct or indirect control of any such Person or successor (each Person or successor referred to in this bullet or the preceding two bullets, a “Restricted Subsidiary”).

However, this restriction will not apply if each series of senior debt securities then outstanding is secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any series of senior debt securities is outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Restricted Subsidiary except for:

•	a sale or other disposition of any of such stock to our wholly owned subsidiary;

•	a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by our Board of Directors acting in good faith);

•

a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries; or

•	a sale or other disposition of the stock of Voya Insurance and Annuity Company or Security Life of Denver International Limited.

Subordination

The payment of the principal of and interest on subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture. Each guarantee of subordinated debt securities will be the unsecured, subordinated obligation of the relevant subsidiary guarantor and is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of such subsidiary guarantor’s senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, in each case of ours or the relevant subsidiary guarantor, whether incurred prior to, on or after the date of the offering of a series of subordinated debt securities:

•	all obligations (other than obligations pursuant to the Subordinated Indenture and the subordinated debt securities) for money borrowed;

•

all obligations evidenced by securities, notes (other than any series of subordinated debt securities), debentures, bonds or other similar instruments (other than the guarantee of a subsidiary guarantor of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all capital lease obligations;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

all payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we or the subsidiary guarantor has assumed or guaranteed or for which we or the subsidiary guarantor is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

Subordinated debt securities will rank senior to all of our equity securities and pari passu with any debt securities outstanding or that we issue in the future that are expressly stated to rank equally with the subordinated debt securities (collectively, our “pari passu securities”). Each guarantee of subordinated debt securities will rank senior to all of the relevant subsidiary guarantor’s equity securities and pari passu with all of the debt securities and guarantees of such subsidiary guarantor that are expressly stated to rank equally with its guarantee.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us or the relevant subsidiary guarantor in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities, including our pari passu securities, or those of the relevant subsidiary guarantor, as the case may be.

If either of the following circumstances exists, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal of or premium (if any) or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any Event of Default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or Event of Default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or Event of Default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal of or premium or interest on the subordinated debt securities and such other obligations due at that time before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

If we breach the Subordinated Indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities.

The Subordinated Indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name the security is registered at the close of business on the record date for the interest.

Principal, interest and premium on a debt security will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Exchanges and transfers

Holders may exchange or transfer debt securities at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated debt securities at that office. The Trustee acts as our agent for registering the debt securities in the names of holders and transferring the debt securities. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

Holders will not be required to pay a service charge to transfer or exchange the debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Senior Indenture and the Subordinated Indenture are, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the Senior Indenture and the Subordinated Indenture is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Tax Considerations

Important United States federal income tax considerations and consequences applicable to a series of debt securities may be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock. As used in this “Description of Our Capital Stock”, the terms “Company”, “we”, “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares, including: (i) 900,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. As of June 20, 2017, we had outstanding 181,934,418 shares of our common stock, held of record by one stockholder, Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	terms of, and conditions upon, dividends payable to holders;

•	conversion and exchange rights;

•	voting rights;

•	repurchase obligations of our Company;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

There are no current agreements or understandings with respect to the issuance of preferred stock. Our Board of Directors has no present intention to issue any shares of preferred stock.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation, amended and restated by-laws, Delaware law and insurance regulations applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation and amended and restated by-laws prohibit stockholders from calling special meetings of our stockholders and from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•

at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203.

Board of Directors

Our amended and restated certificate of incorporation provides that the number of directors of the Company will be established from time to time pursuant to our amended and restated by-laws. See the Definitive Proxy Statement on Schedule 14A, filed on April 7, 2017, which is incorporated by reference into this prospectus.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us or our subsidiaries. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, ten percent or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our Company, even if our Board of Directors decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, we have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Potential Business Opportunities

Our amended and restated certificate of incorporation provides that certain of our directors, who have also served or may serve as directors, officers, employees or agents of ING Group (“Overlap Directors”), are relieved of any obligation to refer potential business opportunities to the Company or to notify the Company of potential business opportunities of which they become aware, and they may instead refer such opportunities to ING Group at which time we will be deemed to have renounced any interest or right with respect to such potential business opportunity. The only exception to this waiver is in the case of a “Restricted Business Opportunity,” which is defined to mean a business opportunity (i) expressly presented or offered in writing to the Overlap Director solely in his or her capacity as a director of the Company and for the benefit of the Company; (ii) for which the Overlap Director believed that the Company possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit; and (iii) substantially all of which, at the time it is presented to the Overlap Director, is, and is expected to remain, an opportunity relating to the retirement solutions, investment management and insurance solutions businesses actively engaged in by the Company in the United States as of April 30, 2013, provided, that the Company is still directly engaged in that business at the time the business opportunity is presented or offered to the Overlap Director.

Our amended and restated certificate of incorporation provides that any person purchasing or otherwise acquiring shares of our common stock, or any interest therein, is deemed to have notice of the provisions described under this “Potential Business Opportunities” caption and to have consented to such provisions.

Our amended and restated certificate of incorporation also provides that no contract, agreement, arrangement or transaction entered into between us and ING Group prior to the completion of our IPO shall be void or voidable or be considered unfair solely because ING Group is a party thereto or because any directors, officers or employees of ING Group were present at or participated in any meeting at which the contract, agreement, arrangement or transaction was authorized. To the extent permitted by law, no such contract, agreement, arrangement or transaction shall be considered to be contrary to any fiduciary duty of any Overlap Director and no Overlap Director shall have any fiduciary duty to us (or to any stockholder) to refrain from acting on behalf of the Company or ING Group in respect of any such contract, agreement, arrangement or transaction in accordance with its terms. Future contracts or transactions between the Company and ING Group shall not be void or voidable solely because a director or officer of ING Group is present at or participates in the meeting of the Company’s board of directors which authorizes the contract or transaction or because his or her votes are counted toward such authorization, provided that (i) the board of directors is aware of the material facts and the board or a committee in good faith authorizes the contract or transaction by a majority vote of the disinterested directors, (ii) the stockholders entitled to vote on such matter are aware of the material facts and specifically approve in good faith such contract or transaction, or (iii) the contract or transaction is fair to the Company at the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Registration Rights Agreement

Concurrently with our IPO, we entered into a registration rights agreement with ING Group, pursuant to which ING Group is able to require us to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by ING Group. Registrable securities consist of warrants to purchase shares of our common stock and the shares of our common stock issuable upon the exercise of such warrants. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. In addition, ING Group will have certain “piggyback” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain such cases. These registration rights may be transferred by ING Group to any person in amounts constituting not less than ten percent of our outstanding common stock. We will be responsible for the expenses associated with any sale under the agreement by ING Group, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the NYSE under the symbol “VOYA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

ING Group Warrants

In conjunction with our IPO, we issued to ING Group warrants exercisable for a number of shares of our common stock equal in the aggregate to 26,050,846 shares of our common stock (the “ING Group Warrants”). The current exercise price of the warrants is $48.75 per share of common stock, subject to adjustments, including for stock dividends, certain cash dividends, subdivisions, combinations, reclassifications and non-cash distributions. The warrants also provide for, upon the occurrence of certain change of control events affecting the Company, an increase in the number of shares to which a warrant holder will be entitled upon payment of the aggregate exercise price of the warrant. The warrants became exercisable (subject to the limitation stated below with respect to ING Group and its affiliates) starting on the first anniversary of the completion of our IPO (May 7, 2014) and expire on the tenth anniversary of the completion of our IPO (May 7, 2023). The warrants are net share settled, which means that no cash will be payable by a warrant holder in respect of the exercise price of a warrant upon exercise. Such warrant holder will receive the number of shares of common stock equal to the number of shares into which the warrant is exercisable less the number of shares having a value equal to the aggregate exercise price. The value of the shares for purposes of the net share settlement will be determined based on the volume-weighted average prices of shares of common stock on the NYSE (or such other principal stock exchange on which such shares are traded at the time of exercise) during the ten consecutive trading day period beginning on and including the trading day immediately following the exercise date.

Warrant holders are not entitled, by virtue of holding warrants, to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders until they become holders of the shares of our common stock issued upon exercise of the warrants.

The warrants are not subject to any contractual restrictions on transfer.

The warrants became exercisable by ING Group and its affiliates on January 1, 2017. For so long as ING Group holds warrants, ING Group will have registration rights under the registration rights agreement we have entered into with ING Group, with respect to such warrants and the shares to be issued upon exercise thereof. See “Description of Our Capital Stock—Registration Rights Agreement”, above.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless otherwise specified in any prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities on an exchange, but are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

Remarketing Transactions and Other Resales

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Sales by Selling Securityholders

ING Group or another Selling Securityholder, if any, may use this prospectus in connection with resales of ING Group Warrants or shares of our common stock underlying ING Group Warrants. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF DEBT SECURITIES

References to “Voya Financial,” “us,” “we” or “our” in this section mean Voya Financial, Inc. and do not include our subsidiaries. In this section we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your name so you can be a holder, if that is permitted in the future;

•	how it would exercise the rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the global debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by ING Group of up to (i) 26,050,846 shares of our common stock underlying the ING Group Warrants and (ii) the ING Group Warrants. See “Description of Warrants—ING Group Warrants”. In certain circumstances, ING Group is entitled to transfer its rights with respect to registration of such common stock and the ING Group Warrants, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to ING Group and any such transferee who offers or sells securities hereunder as a “Selling Securityholder”. See “Description of Our Capital Stock—Registration Rights Agreement”. Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and for the underwriters by counsel to the underwriters that will be named in the applicable prospectus supplement. Unless otherwise specified in any prospectus supplement, certain legal matters related to Connecticut law may be passed upon for us by Day Pitney LLP. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Patricia J. Walsh, Executive Vice President and Chief Legal Officer of Voya Financial, Trevor Ogle, Senior Vice President and Deputy General Counsel of Voya Financial, or another Voya Financial attorney. Ms. Walsh and Mr. Ogle are regularly employed by Voya Financial, participate in various Voya Financial employee benefit plans under which they may receive shares of common stock and each currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. included in Voya Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

325,000 Shares

Voya Financial, Inc.

6.125% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A

Prospectus Supplement

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Credit Suisse	RBC Capital Markets

BNP PARIBAS	PNC Capital Markets LLC

Senior Co-Managers

Barclays	BMO Capital Markets	Citigroup	ICBC Standard Bank	ING	J.P. Morgan

MUFG	Mizuho Securities	SunTrust Robinson Humphrey	US Bancorp	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC	COMMERZBANK	Goldman Sachs & Co. LLC	Morgan Stanley	nabSecurities, LLC

Natixis	Scotiabank	The Williams Capital Group, L.P.	UniCredit Capital Markets

September 5, 2018